                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-1 of Life Financial Corporation of our report dated January 31, 1995, relating to the financial statements of Life Savings Bank, Federal Savings Bank for the year ended December 31, 1994, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Changes in Accountants" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Los Angeles, California

June 13, 1997